Exhibit (l)(1)

[Letterhead of Sutherland Asbill & Brennan LLP]

November 20, 2013

New Mountain Finance Corporation

New Mountain Finance Holdings, L.L.C.

787 Seventh Avenue, 48th Floor
New York, NY 10019

Re:	New Mountain Finance Corporation and New Mountain Finance Holdings, L.L.C.
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to New Mountain Finance Corporation, a Delaware corporation (the “Company”) and New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Operating Company”), in connection with the preparation and filing by the Company and the Operating Company with the Securities and Exchange Commission (the “Commission”) of a joint registration statement on Form N-2 (File Nos. 333-189706 and 333-189707) on June 28, 2013 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $250,000,000 in aggregate offering amount of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) subscription rights to purchase Common Stock (“Rights”), (d) debt securities of the Operating Company (“Debt Securities”), and (e) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants” and together with the Common Stock, the Preferred Stock, the Rights and the Debt Securities, the “Company Securities”); (ii) the offer and sale from time to time of up to 2,671,938 shares of Common Stock (the “Unit Shares”) to be issued to New Mountain Finance AIV Holdings Corporation (“AIV Holdings”) in exchange for membership units (the “Units”) of the Operating Company in accordance with the Amended and Restated Limited Liability Company Agreement of the Operating Company (the “LLC Agreement”); and (iii) the offer and sale from time to time of up to 2,172,000 shares of Common Stock (the “Selling Stockholder Shares” and together with the Unit Shares and the Company Securities, the “Securities”) by the stockholders of the Company, other than AIV Holdings, named under the caption “Selling Stockholders” in the Registration Statement (the “Selling Stockholders”). The Registration Statement provides that the Securities may be sold from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement” ) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

The Debt Securities are to be issued under an indenture (the “Indenture”) to be entered into by and between the Operating Company and the trustee named therein (the “Trustee”). The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (the “Warrant Agent”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinion hereinafter expressed including, without limitation, the following:

(i)                                     The Amended and Restated Certificate of Incorporation of the Company, certified as of a recent date by the Delaware Secretary of State (the “Certificate of Incorporation”);

(ii)                                  The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)                               The LLC Agreement;

(iv)                              A form of Indenture pertaining to the Debt Securities, to be entered into by and between the Operating Company and the Trustee, in the form filed as an exhibit to the Registration Statement;

(v)                                 A Certificate of Good Standing with respect to each of the Company and the Operating Company issued by the Delaware Secretary of State as of a recent date (the “Certificates of Good Standing”); and

(vi)                              The resolutions of the boards of directors of the Company and the Operating Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Company Securities pursuant to the Registration Statement, (c) the authorization of the issuance of the Unit Shares, and (d) the authorization of the issuance and sale of the Selling Stockholder Shares to the Selling Stockholders, certified as of the date hereof by an officer of the Company and the Operating Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the Warrant Agreements will be governed by the laws of the State of New York. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company and the Operating Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company and the Operating Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the General Corporation Law of the State of Delaware (the “DGCL”), and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Operating Company and the Company, respectively, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the Certificate of Designation classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Certificate of Designation”) have been duly authorized and determined or otherwise established by proper action of the Board of the Company or a duly authorized committee thereof in accordance with the Company’s Certificate of Incorporation and Bylaws and have been filed with and accepted for record by the Delaware Secretary of State prior to the issuance of any such Preferred Stock, and such Certificate of Designation complies with the applicable requirements with respect thereto under the DGCL and the Company’s Certificate of Incorporation and Bylaws, (ii) each of the Indenture and a supplemental indenture containing the specific terms and conditions of the Debt Securities to be issued (a “Supplemental Indenture”) have been duly authorized, executed and delivered by each of the Operating Company and the Trustee in accordance with the terms of the Indenture, (iii) such Supplemental Indenture constitutes a valid and legally binding obligation of each of the Operating Company and the Trustee, (iv) the Warrant Agreement pertaining to the Warrants and the Warrants, including any amendments or supplements thereto, have been duly authorized, executed and delivered by each of the Company and the Warrant Agent in accordance with the terms of the Warrant Agreement, (v) the Warrant Agreement constitutes a valid and legally binding obligation of each of the Company and the Warrant Agent, (vi) the issuance, offer and sale of the Company Securities and the Unit Shares from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Company Securities to be issued, offered and sold, and certain terms thereof, have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Company’s Certificate of Incorporation, if applicable, the Operating Company’s LLC Agreement, if applicable, the Certificate of Designation, if applicable, the Indenture, if applicable, the Warrant Agreement, if applicable, and the Company’s Bylaws, if applicable, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (vii) the terms of the Debt Securities and the Warrants as established and the issuance thereof (a) do not violate any applicable law, (b) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company or the Operating Company, as applicable, and (c) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Operating Company, as applicable, (viii) the Debt Securities have been duly executed by the Operating Company and duly authenticated by the Trustee in accordance with the Indenture, as modified by such Supplemental Indenture, and delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (ix) the Warrants have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the Warrant Agreement, and delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (x) any Common Stock, Preferred Stock or Warrants issued and sold pursuant to the Registration Statement, including upon the exercise of any Company Securities convertible into or exercisable for Common Stock or Preferred Stock, have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (xi) the Unit Shares issued pursuant to the LLC Agreement and the Resolutions, have been delivered to, and the agreed consideration has been fully paid at the time of delivery by, AIV Holdings, (xii) upon the issuance of any Common Stock or Preferred Stock by the Company pursuant to the Registration Statement and the Unit Shares pursuant to the LLC Agreement, including upon the exercise of any Company Securities convertible into or exercisable for Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding does not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Certificate of Incorporation, and (xiii) the Certificates of Good Standing remain accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, we are of the opinion that:

1.              Upon completion of all Corporate Proceedings relating thereto, the issuance of the Common Stock by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Stock will be validly issued, fully paid and non-assessable.

2.              The Unit Shares, when issued in exchange for the Units in accordance with the LLC Agreement and the Resolutions, will be validly issued, fully paid and non-assessable.

3.              The Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

4.              Upon completion of all Corporate Proceedings relating thereto, the issuance of the Preferred Stock will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Stock will be validly issued, fully paid and nonassessable.

5.              Upon completion of all Corporate Proceedings relatings thereto, the issuance of the Rights will be duly authorized.

6.              Upon completion of all Corporate Proceedings relating thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Operating Company.

7.              Upon completion of all Corporate Proceedings relating thereto, the issuance of the Warrants will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP